Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated dated October 23,2025 in this registration statement on Form F-3 with respect to the consolidated financial statements of Gamehaus Holdings Inc., as of and for the years ended June 30, 2025 and 2024 and and for each of the years in the three-year period ended June 30, 2025 filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

July 28, 2026